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                                                                    Exhibit 99.4


                               AMENDMENT NO. 2 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                 GERHARD E. KURZ AND SEABULK INTERNATIONAL, INC.

         This Amendment No. 2 (this "Amendment No. 2") to the Executive Employment Agreement (the "Agreement") by and between Seabulk International, Inc., a Delaware corporation, formerly known as Hvide Marine, Incorporated (the "Company"), and Gerhard E. Kurz (the "Executive") is entered into as of the 13th day of September, 2002.

         WHEREAS, Exhibit C of the Stock Purchase Agreement by and among Seabulk International, Inc. and certain Investors, dated as of June 13, 2002 (the "Stock Purchase Agreement") entitled the Kurz Employment Agreement Term Sheet sets forth certain terms to be included in an amendment to the Agreement to be entered into at closing of the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and the mutual benefits provided in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby amend the Agreement as set forth hereinbelow effective on the date set forth hereinabove:

1. Sections 2.1, 4.1, 4.2, 8.4 and 9.2 of the Agreement are hereby amended and restated by deleting the text appearing therein in their entirety and inserting the following text in lieu thereof:

         2.1 The Company will employ Executive commencing April 18, 2000 ("Effective Date") through September 13, 2007 (the "Employment Period"), unless Executive's employment is terminated prior to the end of the Employment Period in accordance with this Agreement, and Executive accepts employment with the Company on the terms and conditions contained in the Agreement.

         4.1 BASE SALARY. As compensation for his services under this Agreement, commencing on September 13, 2002 and effective for the duration of Executive's employment during the Employment Period , the Company agrees to pay Executive a base salary at the rate of Five Hundred Thousand Dollars (US$500,000.00) per annum, payable in accordance with the Company's normal payroll schedule, or on such other periodic basis as may be mutually agreed upon. Such salary shall be subject to annual review by the Board for possible upward adjustment based on Company policy and contributions made by Executive to the enterprise. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         4.2 BONUS. Executive shall be eligible to receive an annual cash bonus award with a target bonus of one hundred percent (100%) of Executive's then current base salary during each year of Executive's employment during the Employment Period. The amount of the annual bonus for calendar years 2002 through 2007 will be based upon the Company's achievement of performance targets to be agreed upon annually between



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         the Company and Executive. Annual bonuses will be paid to Executive upon completion of the Company's annual audit.

         8.4 As used in this Agreement, "good reason" for Executive to resign means, without Executive's express written consent, the occurrence of any one or more of the following: (a) a material reduction or alteration in the nature, scope or status of Executive's authorities, duties or responsibilities; (b) a material reduction by the Company of Executive's compensation; and (c) the Company's failure to pay any part of Executive's compensation within four (4) weeks after such compensation was due; provided, however, the stock sale, spin off, asset sale or other disposition of either the tanker business or offshore business of the Company, resulting in Executive's termination as President or CEO of either such business, shall not constitute "good reason".

         9.2 In general, if Executive's employment is terminated "without cause" or for "good reason," as defined herein, Executive will receive an amount equal to the sum of (i) an amount equal to 2.00 times Executive's annual base salary then in effect and (ii) 2.00 times Executive's annual maximum bonus for the year in which such termination occurs, such amount to be paid in equal monthly amounts over the remaining term of the Agreement or, if the remaining term is less than two years, over two years, or, at the election of the Company, in a lump sum. In the event of Executive's death, any remaining payments shall be paid to Executive's estate in a single lump sum amount.


2. Section 9.3 is hereby deleted in its entirety.

3. As so amended, the Agreement remains in full force and effect.





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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to the Agreement to be duly executed and delivered as of the day and year first written above.

                                       SEABULK INTERNATIONAL, INC.



                                       By: /s/ ALAN R. TWAITS
                                           -------------------------------------
                                           Name:  Alan R. Twaits
                                           Title: Senior Vice President,
                                                  General Counsel and
                                                  Secretary




                                       /s/ GERHARD E. KURZ
                                       -----------------------------------------
                                       GERHARD E. KURZ
                                       Executive






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